  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

EHAVE, Inc.

Toronto, Ontario

We consent to the reference to our Independent Registered Public Accounting Firm Report dated March 11, 2016, on our audit of the financial statements of EHAVE, Inc. as of December 31, 2015 and for the year then ended, to be incorporated by reference in the Form F-1/A to be filed with the Commission on or about March 11, 2016.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

March 11, 2016